Exhibit A
                                      to
                                 SCHEDULE 13G



                            JOINT FILING AGREEMENT

            Pursuant to Rule 13d-1(k)(1) under the Securities Exchange Act of 1934, the undersigned parties hereby agree that the preceding Schedule 13G is being filed on behalf of each of them.

            IN WITNESS WHEREOF, the parties hereto have duly executed this agreement on this 12th day of February 2002.

                                          JOHN FOX


                                          /s/John M. Fox
                                          -------------------------------------


                                          MWHC HOLDING, INC.


                                          /s/John M. Fox, President
                                          -------------------------------------